As Filed with the Securities and Exchange Commission on May 26, 1998
                                                      Registration No. 333-41031
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                         POST-EFFECTIVE AMENDMENT NO. 1




                                   FORM S-6
               FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
                    OF SECURITIES OF UNIT INVESTMENT TRUST
                           REGISTERED ON FORM N-8B-2


                                ---------------
                     Life Of Virginia Separate Account II
                             (Exact name of trust)



                    The Life Insurance Company Of Virginia
                              (Name of depositor)
                            6610 West Broad Street
                           Richmond, Virginia 23230
         (Complete address of depositor's principal executive offices)



Name and complete address of agent for service:             Copy to:
            Linda L. Lanam, Esq.                      Stephen E. Roth, Esq.
     The Life Insurance Company of Virginia    Sutherland, Asbill & Brennan, LLP
            6610 West Broad Street                1275 Pennsylvania Ave..e, N.W.
           Richmond, Virginia 23230                Washington, DC 20004-2415

                 Approximate date of proposed public offering:
 As soon as practicable after the effective date of this Registration Statement


                     Title of Securities Being Registered:
Interests in a Separate Account Under Flexible Premium Variable Life Insurance
                                   Policies


     The Registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

The sole purpose of this amendment is to substitute Ernst & Young LLP's consent filed in this Post-Effective Amendment No. 1 for Ernst & Young LLP's consent filed as Exhibit No. 3(d) in Pre-Effective Amendment No. 3. All other information, including exhibits, in Pre-Effective Amendment No. 3 is incorporated herein by reference.

                        EXHIBIT LIST

Exhibit 3(d)            Consent of Independent Auditors Ernst & Young LLP